Exhibit 5.1

Exhibit 5.1 Opinion

9 January 2020

Matter No: 830247

Doc Ref: 105603827
+852 2842 9532

Wynne.Lau@conyersdill.com

Luckin Coffee Inc.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: Luckin Coffee Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the proposed public offering (the “Offering”) of an aggregate of 13,800,000 American Depositary Shares, representing 110,400,000 Class A Ordinary Shares, par value $0.000002 per share (the “Firm Shares”), of the Company, and at the election of the underwriters to the Offering, up to 2,070,000 additional American Depositary Shares representing 16,560,000 Class A Ordinary Shares, par value US$0.000002 per share (the “Optional Shares” and together with the Firm Shares, the “Offering Shares”) of the Company, as described in the Company’s registration statements on Form-1, as amended and filed by the Company under the United States Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statements”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statements. We have also reviewed (1) the currently adopted fifth amended and restated memorandum and articles of association of the Company, (2) the written resolutions of all directors of the Company dated 7 January 2020, (the “Resolutions”), (3)  a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 24 December 2019 (the “Certificate Date”), and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statements and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issuance of any Offering Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (g) the validity and binding effect under the laws of the United States of America of the Registration Statements and that the Registration Statements will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                          When issued and paid for as contemplated by the Registration Statements and registered in the register of members of the Company, the Offering Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                          The statements in the Prospectus under the caption “Taxation — Cayman Islands Taxation” insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands fairly and accurately present the information and summarise the matters referred to therein and nothing has been omitted from such statements that would make them misleading in any material respect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statements.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman